Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT WITH NATIONALLY
RECOGNIZED OFF-PRICE RETAILER BURLINGTON STORES, INC. FOR LOYALTY-
DRIVEN BRANDED CREDIT CARD PROGRAM

•	Alliance Data’s card services business selected to provide a private label credit card program for Burlington Stores, Inc., a nationally recognized off-price retailer
•	Through multiple consumer-friendly tools, Alliance Data will create seamless apply‑and-buy experiences for qualified customers
•	Alliance Data’s comprehensive data assets will deliver custom analytics and insights to drive top-line sales
•	Agreement represents Alliance Data’s continued strategic expansion into off-mall growth verticals

PLANO, Texas, April 23, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio‑based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new agreement to provide private label credit card services for Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer.

Through its fiscal 2018 fourth quarter, Burlington operated 675 stores, including an internet store, in 45 states and Puerto Rico. The stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices every day, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys and coats.

Burlington plans to begin piloting its new private label credit card and loyalty program by the end of its first quarter in approximately 140 of its stores.  Leveraging Alliance Data’s innovative, tech-forward approach, Burlington shoppers who apply at the point of sale in many Burlington store locations will benefit from Driver’s License Instant Credit, which simplifies the application process through a scan of the shopper’s driver’s license. Alliance Data will also implement a full suite of data-driven marketing services for the card program to drive brand loyalty and help grow Burlington’s top-line sales.

Bart Sichel, executive vice president and chief marketing officer for Burlington, said: “Alliance Data is a leader in the marketing and loyalty space, and we look forward to leveraging their extensive retail expertise to help us recognize our customers’ loyalty with customized rewards and new shopping benefits.”

Burlington is also a long-standing client of Epsilon®, an Alliance Data company. Epsilon will work in close partnership with Alliance Data’s card services business to support the program.

“We are thrilled to partner with Burlington, a leader in the growing and evolving category of off-price retail, who focuses on providing the very best value on brand name merchandise to its customers,” said Melisa Miller, president of Alliance Data’s card services business. “In partnership with Burlington, we will use our best-in-class data and marketing expertise to help them grow their customer base and further strengthen brand loyalty, bringing extended value to their cherished customers.”

About Burlington Stores, Inc.
Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2018 revenues of $6.6 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 675 stores as of the end of the fourth quarter of Fiscal 2018, inclusive of an internet store, in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of inseason, fashion-focused merchandise at up to 60% off other retailers' prices every day, including women’s ready-to-wear apparel,menswear, youth apparel, baby, beauty, footwear, accessories, home, toys and coats.

About Alliance Data’s card services business
Based in Columbus, Ohio, Alliance Data’s card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry’s most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data’s card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategies, outlooks, objectives, plans, intentions or goals also are forward-looking statements.

Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that expectations, which are believed to be based on reasonable assumptions, will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in the Annual Reports on Form 10-K for the most recently ended fiscal year filed by each of Alliance Data and Burlington Stores, each of which may be updated in Item 1A of, or elsewhere in, each of our Quarterly Reports on Form 10-Q filed for periods subsequent to each such Form 10-K.

Our forward-looking statements speak only as of the date made, and each of Alliance Data and Burlington Stores undertakes no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com